SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

             Date of Report:  February 28, 1995


                RAYMOND JAMES FINANCIAL, INC.
   (Exact name of registrant as specified in its charter)



     FLORIDA                 1-9109              59-1517485
(State of incorporation)   (Commission   (IRS Employer Identification
                           File Number)            Number)



880 Carillon Parkway, St. Petersburg, Florida       33716
(Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code  (813) 573-3800


Item 5.  Other Events


     On March 2, 1995, Raymond James Financial, Inc.,
("RJF") announced that it has finalized a $50 million revolving line of credit with NationsBank. The agreement was signed on February 28, 1995. See attached press release dated March 2, 1995.

     On March 9, 1995, RJF announced the appointment of Kenneth W. Corba as the chief investment officer and growth equity portfolio manager for its Eagle Asset Management subsidiary. See attached press release dated March 9, 1995.

     On March 17, 1995, RJF announced the appointment of
Bert Boksen as the small cap equities portfolio manager for its Eagle Asset Management subsidiary. See attached press release dated March 17, 1995.

                         Signatures





     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               RAYMOND JAMES FINANCIAL, INC.

                                        (Registrant)




Date:  March 21, 1995
                              _______________________________

                                    Jeffrey P. Julien
                                Vice President - Finance
                              and Chief Financial Officer


Release No. 395-1
FOR IMMEDIATE RELEASE
March 2, 1995

RAYMOND JAMES FINANCIAL
ANNOUNCES LINE OF CREDIT

     St. Petersburg, Fla. -- Raymond James Financial, Inc.
today announced that it has finalized a $50 million revolving line of credit with NationsBank.

     "While there is no immediate need for capital," explained Thomas A. James, chairman and chief executive officer, "our policy is to maintain substantial sources of uncommitted funds to capitalize on emergent opportunities.

     "Over the last two years," he continued, "unallocated funds at the holding company level have been reduced to approximately $25 million due to treasury stock repurchases as well as new investments in the Raymond James Bank, FSB; the Raymond James Trust Services Group; our joint venture in India, ASK-Raymond James Securities; our Raymond James Mortgage Capital subsidiary; and Raymond James & Associates."

     Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Investment Management & Research and Robert Thomas Securities, which have 2,300 Account Executives in 800 locations throughout the United States and Europe, as well as through its asset management subsidiaries which currently manage in excess of $4.3 billion.


                    - 30 -

                                  For additional information, please contact
                                         Lawrence Silver, 813-573-3800
Release No. 395-6
FOR IMMEDIATE RELEASE
March 9, 1995

RAYMOND JAMES FINANCIAL
ANNOUNCES NEW CIO AT EAGLE ASSET MANAGEMENT

     St. Petersburg, Fla. -- Raymond James Financial, Inc.
today announced that its Eagle Asset Management, Inc.
subsidiary has appointed Kenneth W. Corba as its chief investment officer and growth equity portfolio manager.

     The announcement was made by Thomas A. James, chairman of Raymond James Financial, and Richard K. Riess, president of Eagle Asset Management.

     Corba, who was formerly director of the Capital
Management Group of Stein Roe and Farnham in Chicago, replaces Herbert E. Ehlers, who resigned in December to form
Liberty Investment Management, which will manage institutional accounts.

     Joining Stein Roe in 1984, Corba became a principal of the firm in 1987 and had the responsibility for the management of $1.6 billion in equity securities for institutional clients, including mutual funds. He has also served as portfolio manager of the Stein Roe Stock Fund and the Stein Roe Young Investors' Fund.

     "We are extremely pleased to have Ken join us," James and Riess said. "He invests in companies which he believes create wealth over a long period of time and he believes that earnings growth ultimately drives the price of stocks, a philosophy which we share."

     Corba emphasizes quality as a fundamental investment characteristic, seeking out companies whose competitive advantages can be maintained and exploited reliably over time.

     Scheduled to join Eagle on a full-time basis in mid-
March, Corba earned his B.A. and M.B.A. degrees from the University of Michigan.

     Raymond James Financial (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Investment Management & Research and Robert Thomas Securities, which have 2,300 Account Executives in 800 locations throughout the United States and Europe, as well as through its asset management subsidiaries which currently manage in excess of $4.3 billion.



                       - 30 -

                                For additional information, please contact
                                        Lawrence Silver, 813-573-3800
Release No. 395-11
FOR IMMEDIATE RELEASE
March 17, 1995

RAYMOND JAMES FINANCIAL
ANNOUNCES NEW SMALL CAP MANAGER
AT EAGLE ASSET MANAGEMENT

     St. Petersburg, Fla. -- Raymond James Financial, Inc.
today announced that its Eagle Asset Management, Inc.
subsidiary has appointed Bert Boksen as its small cap equities portfolio manager.

     The announcement was made by Thomas A. James, chairman of Raymond James Financial, and Richard K. Riess, president of Eagle Asset Management.

     Boksen, who joined Eagle's Raymond James & Associates affiliate in 1979 as an equities analyst, has also served as the firm's co-director of equities research and chief investment officer. He was most recently associated with Raymond James' institutional sales group.

     Prior to joining Raymond James, Boksen was a general analyst for Standard & Poor's in New York.

     "We are extremely pleased to have Bert join us," James and Riess said. "His investment expertise is well respected."

     Boksen will offer his portfolio management services to both individual and institutional accounts.

     He provides a fifth discipline as he joins Eagle's portfolio managers: Kenneth Corba, growth equity and chief investment officer; Christian Bertelsen, value equity;
Joseph Blanton, fixed income; and Louis Kirschbaum, equity income.

     Scheduled to join Eagle on a full-time basis in April, Boksen earned his B.A. degree from City College of New York in 1970 and his M.B.A. degree from St. John's University in New York in 1977.

     Raymond James Financial (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Investment Management & Research and Robert Thomas Securities, which have 2,300 Account Executives in 800 locations throughout the United States and Europe, as well as through its asset management subsidiaries which currently manage in excess of $4.3 billion.



                       - 30 -

                                  For additional information, please contact
                                          Lawrence Silver, 813-573-3800